SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 18, 2007 (December 18, 2007)

EMERGENT GROUP INC.
(Exact name of Registrant as specified in Charter)

Nevada	0-21475	93-1215401
(State or other jurisdiction of ncorporation)	(Commission File Number)	(IRS Employer Identification No.)

10939 Pendleton Street, Sun Valley, CA	91352
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 394-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 18, 2007, the Company issued a press release to announce its annual dividend.  A copy of the press release is attached as an exhibit hereto.

Item 8.01.  Other Events

The Board of Directors has declared an annual cash dividend of $.30 per share payable on January 9, 2008 to Common Stock holders of record as of the close of business on December 28, 2007.

Item 9.01.  Financial Statements and Exhibits.

Exhibit                 Description

99.1	Press release dated December 18, 2007 (Filed herewith)

SIGNATURES

EMERGENT GROUP INC.
(Registrant)
December 18, 2007	By:	/s/ Bruce J. Haber
Bruce J. Haber
Chief Executive Officer

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